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                                                                   Exhibit 10.25


                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT dated as of August 13, 2003 (this "Amendment"), is made by and between NCO PORTFOLIO MANAGEMENT, INC. (the "Borrower") and NCO GROUP, INC. (the "Lender").

                                   Background
                                   ----------

     A. The Borrower has previously entered into that certain Credit Agreement, dated as of February 20, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), with the Lender. All capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

     B. The Borrower has requested that the Lender amend certain provisions of the Credit Agreement, and the Lender has agreed to amend such provisions on the terms, and subject to the conditions, set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

         1. Certain Acknowledgments. The Borrower and Lender each acknowledge and agree as follows:

                  (a) as of the Second Amendment Effective Date (defined below), the Borrower is unconditionally liable to the Lender under the Credit Agreement and each of the Loan Documents, for the payment of the principal amount of the RC Loans, plus all accrued and unpaid interest through the date hereof, plus certain fees and expenses as more fully described in the Credit Agreement, and that the Borrower has no defenses, counterclaims, deductions, credits, claims or rights of setoff or recoupment with respect to such Obligations. As of August 8, 2003, the aggregate outstanding principal balance of RC Loans is Twenty-Five Million Dollars ($25,000,000).

                  (b) (i) as of June 30, 2003, the RC Commitment and the Maximum Credit Amount were reduced to, and currently equal, Thirty-Two Million Five Hundred Dollars ($32,500,000), (ii) pursuant to Section 1.7(a)(ii) (Reductions of RC Commitment; Quarterly Reductions) of the Credit Agreement, the RC Commitment and the Maximum Credit Amount shall be further reduced to Twenty-Eight Million Seven Hundred Fifty Thousand Dollars ($28,750,000) as of September 30, 2003, and further reduced to Twenty-Five Million Dollars ($25,000,000) as of December 31, 2003, (iii) pursuant to Section 1.7(d) (Reductions of RC Commitment; Payment) of the Credit Agreement, on each such Reduction Date, the Borrower shall pay to the Lender the amount, if any, by which the outstanding principal balance of the RC Loans exceeds the amount of the RC Commitment as reduced on such Reduction Date, and (iv) pursuant to
Section 1.7(c) (Reductions of RC Commitment; No Reinstatement of RC Commitment) of the Credit Agreement, each such reduction of the RC Commitment and the Maximum Credit Amount is permanent.



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                  (c) This Amendment is being executed and delivered in
connection with an amendment and restatement of the NCOG Syndicated Credit Facility. Pursuant to the NCOG Syndicated Credit Facility, the Agent and the financial institutions party thereto have agreed to terminate and release the NCOG Syndicated Credit Facility Documents (which shall mean only the following agreements: the Special Suretyship Agreement, the Additional Subfacility Security Agreement and the NCOP/NCOG Subordination Agreement, each dated as of February 20, 2001) if, and only if, (i) the Borrower causes each Subsidiary Obligor in existence as of the Second Amendment Effective Date to guaranty and become surety for the Obligations pursuant to a Subsidiary Guaranty acceptable to the Agent (the "Subsidiary Guaranty"), and (ii) grants, and causes each Subsidiary Obligor in existence as of the Second Amendment Effective Date to grant, in favor of the Lender a Lien on substantially all of their present and future personal property assets to secure the Obligations pursuant to a Security Agreement and a Pledge Agreement acceptable to the Agent (together with the Subsidiary Guaranty, the "Security Documents"). Accordingly, (x) on (and as the conditions precedent to the occurrence of) the Second Amendment Effective Date, the Borrower shall, and shall cause each Subsidiary Obligor in existence as of the Second Amendment Effective Date to, execute and deliver the Security Documents in favor of the Lender, and (y) after the Second Amendment Effective Date, so long as the Credit Agreement remains in effect, the Borrower shall cause each Subsidiary Obligor formed or acquired after the Second Amendment Effective Date to join into the Security Documents in favor of the Lender promptly after the formation or acquisition of such Subsidiary Obligor. The Borrower further acknowledges that all of the Lender's rights, title and interest in and to the Credit Agreement, the Security Documents and the other Loan Documents shall constitute part of the collateral for the Lender's obligations under the NCOG Syndicated Credit Facility.

                  (d) In connection with the termination and release of the NCOG Syndicated Credit Facility Documents, as of the Second Amendment Effective Date, all references to the NCOG Syndicated Credit Facility Documents and the Special Suretyship Obligations contained in the Credit Agreement are no longer applicable.

                  (e) Notwithstanding anything contained in the Credit Agreement or the other Loan Documents to the contrary, the terms and provisions of the Credit Agreement and the Loan Documents shall be interpreted in a manner such that neither the Lender, the Borrower nor any Subsidiary Obligor will be required or permitted to take any action which would constitute an Event of Default under the NCOG Syndicated Credit Facility.

         2. Amendments. The Credit Agreement is hereby further amended as follows:

                  (a) Section 1.1(b) (Commitment to Lender; Swingline); Related Provisions. The Swingline Commitment is hereby terminated. Accordingly, all references to the Swingline Commitment, Available Swingline Commitment, Pre-Reduction Fee, Swingline, Swingline Loans and Swingline Note contained in the Credit Agreement (including, without limitation, Sections 1.1(b) (Commitment to Lender; Swingline) and 1.9(d) (Fees; Pre-Reduction Fee) thereof) are no longer applicable. The Swingline Note is hereby cancelled.


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


                  (b) Section 1.9(b) (Fees; NCOP Unused Fee). Section 1.9(b) (Fees; NCOP Unused Fee) is amended by deleting the first sentence thereof in its entirety and replacing the same with the following:

         "The Borrower shall pay to the Lender, an unused fee ("NCOP Unused Fee") equal to .375% of the average daily unused amount of the RC Commitment for each day during the period from and including the Second Amendment Effective Date to, but excluding, the Maturity Date."

                  (c) Section 1.7(a) (Reductions of RC Commitment; Quarterly Reductions). Section 1.7(a) (Reductions of RC Commitment; Quarterly Reductions) is amended by deleting clause (iv) (Commitment Reductions Under NCOG Syndicated Credit Facility) in its entirety.

                  (d) Sections 6.1 (Financial Covenants). Section 6.1 (Financial Covenants) of the Credit Agreement is amended and restated in its entirety as follows:

         "(a) Consolidated Funded Debt to Consolidated EBITDA. The ratio of Consolidated Funded Debt to Consolidated EBITDA shall not be more than
         2.5 to 1.0 for any quarter (measured as of the last day of each quarter) commencing with the quarter ending September 30, 2003.

         (b) Calculation of Consolidated EBITDA. Consolidated EBITDA shall be calculated on a rolling four quarters basis, adjusted for any acquisition completed during the quarter most recently ended."

                  (e) Sections 6.2 (Liens). Section 6.2 (Liens) of the Credit Agreement is amended by amending and restating clause (a) thereof in its entirety as follows:

         "(a) Neither the Borrower nor any Subsidiary Obligor shall at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following (`Permitted Liens'):

                  (i) Liens pursuant to the Loan Documents in favor of the Lender to secure the Obligations;

                  (ii) Liens existing on the date hereof securing obligations existing on the date hereof, as such Liens and obligations are listed in Schedule 6.2(a) hereto;

                  (iii) Liens arising from taxes, assessments, charges or claims, or statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business, in each case, to the extent not yet due or remaining payable without penalty or to the extent permitted to remain unpaid under the proviso to Section 5.3 (Payment of Taxes and Other Potential Charges and Priority Claims), provided that the aggregate amount of all tax obligations secured by Liens described in this Section 6.2(a)(iii) shall not at any time exceed $250,000;


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                  (iv) Liens in the form of cash deposits securing workers'
         compensation insurance obligations;

                  (v) Liens in the form of usual and customary cash deposits securing obligations under real estate leases in the ordinary course of business and precautionary filings of Uniform Commercial Code financing statements by lessors under operating leases which filings do not secure indebtedness (subject to compliance with Section 6.12 (Dealings with Affiliates));

                  (vi) leases or subleases granted to other Persons, easements, rights-of-way, zoning restrictions or other similar charges or encumbrances on real property, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of the Subsidiary Obligors; and

                  (vii) Liens pursuant to Capitalized Leases and Purchase Money Indebtedness permitted under Section 6.3(a)(iii) hereof, provided that no such Lien shall extend to or cover any property other than that which is leased thereunder or purchased thereby.

         'Permitted Lien' shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law."

                  (f) Sections 6.3 (Indebtedness). Section 6.3 (Indebtedness) of the Credit Agreement is amended by amending and restating clauses (a)(iii), (iv) and (v) thereof in their entirety as follows:

                  "(iii) Subject to Section 6.14 (Capital Expenditures) hereof, Indebtedness in respect of Capitalized Leases and/or Purchase Money Indebtedness;

                  (iv) Indebtedness in the form of deferred purchase price for property in connection with the direct acquisition of delinquent pools of Accounts, but only to the extent that the incurrence of such Indebtedness is in compliance with Section 6.1(a) (Financial Covenants; Consolidated Funded Debt to Consolidated EBITDA) hereof;

                  (v) [INTENTIONALLY OMITTED];"

                  (g) Sections 6.4 (Guaranties). Section 6.4 (Guaranties) of the Credit Agreement is amended by amending and restating clauses (a) and (f) in their entirety as follows:

                  "(a) Guaranties of the Obligations in favor of the Lender by the Subsidiary Obligors pursuant to the Loan Documents;"

                  "(f) [INTENTIONALLY OMITTED]; and"


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                  (h) Sections 6.5 (Loans, Advances and Investments).
Notwithstanding anything to the contrary contained in Section 6.5 (Loans, Advances and Investments) of the Credit Agreement, the Borrower and any Subsidiary Obligor may have investments in the form of capital stock or other equity interests in account debtors distributed to the Borrower as consideration for claims in bankruptcy proceedings involving such account debtors.

                  (i) Sections 6.9 (Mergers, Acquisitions, Etc.). Notwithstanding anything to the contrary contained in Section 6.9(b) (Mergers, Acquisitions, Etc.) of the Credit Agreement, the Borrower or any Subsidiary Obligor may dissolve (i) Subsidiaries with substantially no assets and no liabilities, and (ii) other Subsidiaries of the Borrower so long as any such dissolution is accomplished in compliance in all material respects with applicable Laws and upon the prior written approval of the Lender and the Agent.

                  (j) Sections 6.10 (Disposition of Properties). Notwithstanding anything to the contrary contained in Section 6.10 (Disposition of Properties) of the Credit Agreement, the Borrower and any Subsidiary Obligor may (i) terminate leaseholds which are no longer useful in their business, (ii) dispose of their properties, tangible or intangible, in transactions with each other (subject to compliance with any requirements applicable to Collateral hereunder or in the Security Documents) and (iii) make other dispositions that are expressly permitted by the covenants set forth in Article VI of the Credit Agreement. Section 6.10 (Disposition of Properties) of the Credit Agreement is further amended by amending and restating clause (d) thereof in its entirety as follows:

         "(d) The Borrower and the Subsidiary Obligors may dispose of any other property so long as the fair market value of all property disposed of pursuant to this paragraph (d) does not exceed $1,000,000 in the aggregate in any fiscal year; and"

                  (k) Sections 6.12 (Dealings with Affiliates). Notwithstanding anything to the contrary contained in Section 6.12 (Dealings with Affiliates) of the Credit Agreement, the Borrower and any Subsidiary Obligor may enter into transactions with Affiliates that are expressly permitted by the covenants set forth in Article VI of the Credit Agreement.

                  (l) Sections 6.16 (Limitation On Payments of Purchase Money Indebtedness). Section 6.16 (Limitation On Payments of Purchase Money Indebtedness) of the Credit Agreement is amended by deleting the last clause thereof in its entirety and replacing the same with the following:

         "except that so long as no Event of Default or Default has occurred, the Borrower and any Subsidiary Obligor may pay principal and interest on and fees and expense reimbursements with respect to Purchase Money Indebtedness when due, and in the case of Purchase Money Indebtedness that is subject to subordination provisions, to the extent consistent with the subordination provisions of such Purchase Money Indebtedness."


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                  (m) Section 7.2 (Consequences of An Event of Default). Section
7.2 (Consequences of An Event of Default) of the Credit Agreement is amended by inserting the words ", excluding clauses (i) - (iii) and (1) of paragraph (p)" at the end of the parenthetical contained in the first two lines of each of clauses (a) and (b) thereof.

                  (n) Article VIII (Subordination to Special Suretyship Obligations). Article VIII (Subordination to Special Suretyship Obligations) of the Credit Agreement is amended and restated in its entirety as follows:

         "ARTICLE VIII: [INTENTIONALLY OMITTED]."

                  (o) Section 9.1 (Definitions; Construction). Section 9.1 (Definitions; Construction) of the Credit Agreement is amended by (i) amending and restating the defined terms "Agent," "Consolidated Funded Debt," "Consolidated Net Income," "Interest Expense," "Loan Documents," "Maturity Date," "NCOG Syndicated Credit Facility," "Subsidiary Obligors" "RC Commitment" as set forth below, and (ii) inserting (in alphabetical order) the defined terms "Collateral," "Non-Recourse Indebtedness," "Second Amendment," "Second Amendment Effective Date" and "Security Documents" as set forth below:

         "Agent" means Citizens Bank of Pennsylvania, as Administrative Agent in connection with the NCOG Syndicated Credit Facility, and any successor Administrative Agent under, and as defined in, the NCOG Syndicated Credit Facility.

         "Collateral" means the property from time to time subject to the Liens of the Security Documents.

         "Consolidated Funded Debt" shall mean all Indebtedness (but excluding Non-Recourse Indebtedness) of Borrower and its consolidated Subsidiaries for borrowed money, including without limitation the Obligations, Capitalized Leases and Subordinated Debt.

         "Consolidated Net Income" for any period shall mean the net earnings (or loss) after taxes of Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be deducted therefrom (a) income (or loss) accounted for by Borrower on the equity method because of the income (or loss) during such period of any Person (other than a consolidated Subsidiary) in which Borrower or any of its consolidated Subsidiaries has an ownership interest, but the deduction for such equity income shall be reversed to the extent that during such period or at any subsequent time an amount not in excess of such income has been actually received by Borrower or any of its consolidated Subsidiaries in the form of cash or cash equivalents, (b) income (or loss) of a foreign Subsidiary, but the deduction for such Subsidiary income (or loss) shall be reversed to the extent that during such period or at any subsequent time an amount not in excess of such income has been actually received by Borrower or any of its consolidated Subsidiaries in the form of cash or property dividends or similar distributions, not subject to foreign currency translation, (c) the undistributed earnings of any consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is



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         restricted (whether such restriction arises by operation of Law, by agreement, by its articles of incorporation or by-laws or other constituent documents, or otherwise), (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made against income during such period, and (e) any gain arising from the acquisition of securities, or the extinguishment, under GAAP, of any Indebtedness of Borrower or any of its consolidated Subsidiaries (but excluding Non-Recourse Indebtedness).

         "Interest Expense" means, for any Person, for any period, the sum (without duplication) of (a) all interest accrued (or accreted) on Indebtedness (except Non-Recourse Indebtedness) of such Person during such period whether or not actually paid plus (b) the net amount accrued under any Interest Rate Hedging Agreements (or less the net amount receivable thereunder) during such period.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

         "Maturity Date" means March 15, 2006.

         "NCOG Syndicated Credit Facility" means that certain Sixth Amended and Restated Credit Agreement, dated as of August __, 2003, as amended, modified or supplemented from time to time hereafter, by and among the Lender, as borrower, certain Subsidiaries of the Lender (other than the Borrower and its Subsidiaries), as guarantors, Agent, as agent, and certain financial institutions, as lenders, and all Loan Documents (as defined in such Sixth Amended and Restated Credit Agreement).

         "Non-Recourse Indebtedness" means obligations of the Non-Surety Entities which are non-recourse as to the Borrower and the Subsidiary Obligors, which obligations may be secured by pools of Accounts of the Non-Surety Entities.

         "RC Commitment" means the obligation of the Lender to make RC Loans in an amount not to exceed the Maximum Credit Amount (as reduced from time to time in accordance with Section 1.7(a)(ii) (Reductions of RC Commitment; Quarterly Reductions) hereof (as more fully described in
         Section 1(b) of the Second Amendment.

         "Second Amendment" means the Second Amendment to Credit Agreement, dated as of August __, 2003, between the Borrower and the Lender.

         "Second Amendment Effective Date" means the Closing Date (as defined in the NCOG Syndicated Credit Facility).


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         "Security Documents" shall have the meaning set forth in the Second
         Amendment.

         "Subsidiary Obligors" means all Subsidiaries of the Borrower as of the Second Amendment Effective Date, and each future Subsidiary of the Borrower, in each case, other than the Non-Surety Entities.

                  (p) Section 9.1 (Definitions; Construction). Notwithstanding anything to the contrary contained in Section 9.1 (Definitions; Construction) of the Credit Agreement, the defined term "Indebtedness," as applied to any Person, shall not include (i) accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business and payable and paid on usual trade terms, or (ii) deposits held by any Person for its customers in the ordinary course of business.

                  (q) Section 9.3 (Accounting Principles). Section 9.3 (Accounting Principles) is amended by (i) deleting the last sentence of clause
(a) in its entirety, and (ii) and inserting the words "or the Borrower's accountant's interpretation of GAAP" after the words "change in GAAP" in the proviso in clause (b) thereof.

                  (r) Section 10.1 (Notices). Notwithstanding anything to the contrary contained in Section 10.1 (Notices) of the Credit Agreement, (i) notices given by U.S. mail under the Credit Agreement shall be effective when received, and (ii) notices under the Credit Agreement may be given by reputable overnight delivery service and, if given in such manner, such notices shall be effective the day after such notice is deposited with such service.

                  (s) Disclosure Schedules. Schedules 4.2(a) (Jurisdictions), 4.1(m) (Partnerships), 4.1(n) (Ownership), 4.1(r) (Insurance), 4.1(v) (Employee Benefits), 4.1(y) (Names), 4.1(z) (Non-Surety Entities), 6.2(a) (Liens), 6.3(a) Indebtedness (Borrower and Subsidiary Obligors), 6.3(b) Indebtedness (Non-Surety Entities), 6.5 (Loan and Investments), 6.12 (Affiliate Transactions) appended to the Credit Agreement are replaced by the updated versions of those disclosure schedules attached hereto (collectively, the "Updated Disclosure Schedules").

                  (t) Exhibit D. Exhibit D (Form of Quarterly Compliance Certificate) to the Credit Agreement is amended to the extent necessary to incorporate the amendments set forth in Section 2(e) hereof.

         3. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

                  (a) Except as set forth in the Updated Disclosure Schedules, each of the representations and warranties contained in Section 4.1 of the Credit Agreement is accurate in all material respects on and as of the date hereof.

                  (b) The Borrower has heretofore furnished to the Lender financial statements for Borrower and its consolidated Subsidiaries as of December 31, 2002 and the related statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, as examined and reported on by Ernst & Young LLP, who delivered an unqualified opinion in respect


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thereof. The financial statements present fairly the financial condition of the
Borrower and its consolidated Subsidiaries, as of the end of such fiscal year, and the results of operations and cash flows for such consolidated group the fiscal year then ended, all in conformity with GAAP.

         (c) The Borrower has heretofore furnished to the Lender interim company prepared financial statements for the Borrower and its consolidated Subsidiaries, dated March 31, 2003 for the fiscal quarter then ending. Such financial statements present fairly the financial condition of the Borrower and its consolidated Subsidiaries, as of the end of such fiscal quarter and the results of operations and cash flows for such consolidated group for such fiscal quarter, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments, except that such interim financial statements do not contain footnotes.

         (d) As of the date hereof, no Default or Event of Default exists.

         4. Amendment Fee. On or promptly after the Second Amendment Effective Date, as determined by the Lender after consultation with the Borrower, the Borrower shall pay to the Lender a non-refundable amendment fee in an amount to be determined by the Lender after consultation with the Borrower based on a reasonable allocation of the closing and related fees and expenses incurred by the Lender in connection with this Amendment and the amendment and restatement of the NCOG Syndicated Credit Facility, and the transactions contemplated hereby and thereby.

         5. Ratification; References. Except as amended hereby, the Credit Agreement and each other Loan Document remains in full force and effect and is hereby ratified. From and after the date that this Amendment becomes effective, any reference in the Credit Agreement or any other related documents to the Credit Agreement shall be and mean a reference to such agreement as amended hereby and as the same may be further amended, modified or supplemented from time to time.

         6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

         7. Effectiveness. This Amendment shall be effective on the Second Amendment
Effective Date.

         8. Counterparts. This Amendment may be executed in any number of counterparts each of which shall be an original and all of which, when taken together, shall constitute one instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                                    * * * * *

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


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                          NCO PORTFOLIO MANAGEMENT, INC.,
                                          as the Borrower



                                          By:
                                             -----------------------------
                                          Name:    Michael J. Barrist
                                          Title:   President



                                          NCO GROUP, INC., as the Lender



                                          By:
                                             -----------------------------
                                          Name:    Michael J. Barrist
                                          Title:   President

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                          Updated Disclosure Schedules

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